                                                                      Exhibit 11
Statement of Computation of Per Share Income (Loss)

                                                                                   1996        1995             1994
                                                                                   ----        ----             ----
                Income (loss) applicable to common stock                     $4,807,000    $705,000      $(1,115,000)

                Weighted average number of common
                         shares outstanding                                     3779364     3745760          3065786
---------------------------------------------------------------------------------------------------------------------

                Net income (loss) per common share and
                         common share equivalents                                 $1.27       $0.19           $(0.36)
---------------------------------------------------------------------------------------------------------------------

                (1) The after tax interest expense related to the assumed reduction of outstanding debt and the number of shares issuable on conversion of mandatory stock purchase contracts and exercise of stock options classified as common share equivalents are excluded from the computations since their effect is either antidilutive or immaterial.